UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 17, 2006, Design Within Reach, Inc. (the “Company”) received a staff determination notice from The Nasdaq Stock Market indicating that because the Company had failed to timely file its Quarterly Report on Form 10-Q for the quarter ended July 1, 2006, it is currently not in compliance with the continued listing requirements set forth in Nasdaq Marketplace Rule 4310(c)(14). On August 18, 2006, the Company requested a hearing before the Nasdaq Listing Qualifications Panel to review the staff determination. The hearing request will automatically stay the delisting of the Company’s common stock, and shares of the Company’s common stock will continue trading on the Nasdaq Global Market, pending the outcome of the Panel’s decision. There can be no assurance that the Panel will grant a request for continued listing.

On August 17, 2006, the Company also notified The Nasdaq Stock Market that it had failed to timely file its Quarterly Report on Form 10-Q for the quarter ended July 1, 2006, and that it is currently not in compliance with the continued listing requirements set forth in Nasdaq Marketplace Rule 4310(c)(14).

The Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended July 1, 2006 due to turnover in management in the finance department, and the various material weaknesses in internal controls over financial reporting previously identified by the Company in its Annual Report on Form 10-K for the year ended December 31, 2005 and the Quarterly Report on Form 10-Q for the first quarter of 2006, which has delayed the Company’s independent registered public accountants’ ability to complete their review of the Company’s financial results for the quarter ended July 1, 2006.

A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 21, 2006	DESIGN WITHIN REACH, INC.

	By:	/s/ Ray Brunner
Ray Brunner
President and Chief Executive Officer